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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Mothers Work, Inc.:

We consent to the use of our report dated July 2, 2002, with respect to the consolidated balance sheets of Mothers Work, Inc. and subsidiary as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended September 30, 2001, included herein and incorporated by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

                      /s/ KPMG LLP

Philadelphia, Pennsylvania
July 30, 2002

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT